Exhibit 99.2

DOLLAR TREE TO PRESENT AT THE 18th ANNUAL WACHOVIA NANTUCKET EQUITY CONFERENCE

CHESAPEAKE, Va. – June 19, 2008 – Dollar Tree, Inc. (NASDAQ: DLTR), the nation's leading operator of single-price point dollar stores, will participate in the 18th Annual Wachovia Nantucket Equity Conference being held on June 23 – 26, 2008, at the White Elephant, Nantucket, MA.  Dollar Tree’s presentation is scheduled for Wednesday, June 25, at approximately 11:15 am EDT.  Timothy J. Reid, Vice President of Investor Relations, will discuss Dollar Tree’s business and growth plans.  A live audio-only web cast of the Company’s presentation at the Wachovia Conference will be available on Dollar Tree’s web site, www.DollarTree.com/medialist.cfm.  A replay will be available within 24 hours of the presentation and can be accessed at the same location.  This replay will be available until midnight Tuesday, July 1, 2008.

CONTACT:	Dollar Tree, Inc., Chesapeake
Timothy J. Reid
757-321-5284
www.DollarTree.com